Exhibit 99.1

News Release

Superior Reports Third Quarter 2024 Financial Results

Successfully completed debt refinancing

Continued margin expansion in challenging operating environment

Third Quarter 2024 Financial Highlights:

•
Net Sales of $322M
•
Value-Added Sales1 of $171M
•
Net Loss of $25M
•
Adjusted EBITDA1 of $41M, a 24% margin2 and up 200 bps YoY
•
Cash Flow Used by Operating Activities of $3M
•
Unlevered Free Cash Flow1 of $9M

SOUTHFIELD, MICHIGAN – November 7, 2024 – Superior Industries International, Inc. (“Superior” or the “Company”) (NYSE:SUP) today reported financial results for the third quarter ended September 30, 2024.

($ in millions)
	Three Months		Nine Months
	3Q 2024	3Q 2023	YTD 2024	YTD 2023
Net Sales
North America	$206.2	$194.9	$602.9	$614.7
Europe	115.5	128.2	354.1	462.0
Global	$321.8	$323.1	$957.0	$1,076.6

Value-Added Sales (1)
North America	$104.7	$100.1	$313.5	$310.3
Europe	66.3	75.9	210.0	268.6
Global	$171.0	$176.0	$523.5	$578.9

“Our teams executed in a challenging production environment to deliver margin expansion and Adjusted EBITDA growth this quarter. In addition, we successfully completed our debt refinancing, attracting $520 million in new capital. This refinancing significantly strengthens our balance sheet and competitive positioning, enabling us to focus on optimizing our business to drive profitable growth,” commented Majdi Abulaban, President and Chief Executive Officer of Superior.

“We are adjusting our full-year outlook as production amongst key customers has softened more than expected in the second half of the year. Amidst these headwinds, we are working to align costs with the current production environment,” Mr. Abulaban continued. “That said, we are

1See “Non-GAAP Financial Measures” below for a definition and reconciliation to the most comparable GAAP measure.

2Adjusted EBITDA as % of Value-Added Sales1

gaining momentum with global customers through our differentiated portfolio and low-cost production footprint and remain well-positioned to generate long-term value for all stakeholders.”

Third Quarter 2024 Results

Net Sales for the third quarter of 2024 were $322 million, compared to Net Sales of $323 million in the prior year period. Value-Added Sales Adjusted for Foreign Exchange and Deconsolidation, a Non-GAAP financial measure, was $170 million for the third quarter 2024, compared to $173 million in the prior year period. See “Non-GAAP Financial Measures” below and the reconciliation of consolidated Net Sales to Value-Added Sales and Value-Added Sales Adjusted for Foreign Exchange and Deconsolidation in this press release.

Gross Profit for the third quarter of 2024 was $29 million, compared to $25 million in the prior year period due to lower conversion costs.

Selling, General, and Administrative (“SG&A”) expenses for the third quarter of 2024 were $24 million, compared to $17 million in the prior year period. The increase in SG&A expenses is primarily due to professional service fees related to the refinancing and restructuring related costs associated with the transformation of our European business.

Income from Operations was $5 million in the third quarter of 2024, compared to a Loss from Operations of $71 million in the prior year period. The increase is primarily due to a $80 million charge related to the deconsolidation of our German subsidiary.

A Loss on Extinguishment of Debt for the third quarter of 2024 of $13 million was recognized related to the debt refinancing.

Income Tax Provision for the third quarter of 2024 was $1 million, compared to a provision of zero in the prior year period.

For the third quarter of 2024, the Company reported a Net Loss of $25 million, or Loss per Diluted Share of $1.24. This compares to a Net Loss of $86 million, or Loss per Diluted Share of $3.42, in the prior year period. See “Earnings per Share Calculation” in this press release.

Adjusted EBITDA, a Non-GAAP financial measure, was $41 million, or 24% of Value-Added Sales, in the third quarter of 2024, which compares to $39 million, or 22% of Value-Added Sales, in the prior year period.The increase in Adjusted EBITDA was primarily due to slightly favorable conversion costs.See “Non-GAAP Financial Measures” below and the reconciliation of Net Income to Adjusted EBITDA in this press release.

The Company reported Cash Flow Used by Operating Activities of $3 million for the third quarter of 2024, compared to Cash Flow Provided by Operating Activities of $9 million in the prior year period. The decrease in Cash Flow from Operating Activities was due to the impact of refinancing fees and a slightly higher investment in working capital. For the third quarter 2024, Free Cash Flow, a Non-GAAP financial measure, was negative $9 million, compared to Free Cash Flow of negative $3 million in the prior year period.

Unlevered Free Cash Flow, a Non-GAAP financial measure, for the third quarter 2024 was $9 million, a decrease of $3 million compared to the prior year period. The decline in Unlevered Free Cash Flow for the quarter was due to increased working capital and other balance sheet items. See “Non-GAAP Financial Measures” below and the reconciliation of Cash Flow Provided by Operating Activities to Free Cash Flow and Unlevered Free Cash Flow in this press release.

Financial Position

As of September 30, 2024, Superior had Total Debt of $521 million and Net Debt, a Non-GAAP financial measure, of $497 million, compared to Total Debt of $630 million and Net Debt of $453 million as of September 30, 2023. See “Non-GAAP Financial Measures” below and the reconciliation of Total Debt to Net Debt in this press release.

2024 Outlook

Superior’s full year 2024 Outlook is as follows:

FY 2024 Outlook
Net Sales	$1.25 - $1.33 billion
Value-Added Sales	$680 - $700 million
Adjusted EBITDA	$146 - $154 million
Unlevered Free Cash Flow	$50 - $80 million
Capital Expenditures	~$35 million

Superior is updating its Outlook to reflect the remainder of the full year 2024. Net Sales estimates have been lowered due to lower aluminum costs and lower anticipated production volumes by OEMs. Value-Added Sales estimates have been lowered due to lower anticipated production volumes by OEMs. Adjusted EBITDA estimates also have been lowered due to lower anticipated production volumes by OEMs. Unlevered Free Cash Flow estimates have been lowered to reflect the updated Adjusted EBITDA estimate, and to reflect a focus on balancing the maximization of Unlevered Free Cash Flow with the liquidity requirements for the new term loan to enable financial flexibility. As the Company successfully continues to lower the capital intensity of the business and continues to invest strategically in the business, Superior has reduced its expectations for full year capital expenditures.

Value-Added Sales, Adjusted EBITDA, and Unlevered Free Cash Flow are Non-GAAP measures, as defined below. In reliance on the safe harbor provided under section 10(e) of Regulation S-K, Superior has not quantitatively reconciled from Net Income (the most comparable GAAP measure) to Adjusted EBITDA, Net Sales (the most comparable GAAP measure) to Value-Added Sales, nor Cash Flow Provided by Operating Activities (the most comparable GAAP measure) to Unlevered Free Cash Flow presented in the 2024 Outlook, as Superior is unable to quantify certain amounts included in Net Income, Net Sales and Cash Flow Provided by Operating Activities without unreasonable efforts and due to the inherent uncertainty regarding such variables. Superior also believes that such reconciliation would imply a degree of precision that could potentially be confusing or misleading to investors. However, the magnitude of these amounts may be significant.

Conference Call

Superior will host a conference call beginning at 8:30 AM ET on Thursday, November 7, 2024. The conference call may be accessed by dialing +1 800 715 9871 for participants in the U.S. or 646 307-1963 for participants outside the U.S. using the required conference ID 1577847 when prompted by the operator. The live conference call can also be accessed by logging into the Company’s website at www.supind.com or by clicking this link: earnings call webcast. A replay of the webcast will be available on the Company’s website immediately following the conclusion of the call.

During the conference call, the Company's management plans to review operating results and discuss financial and operating matters. In addition, management may disclose material information in response to questions posed by participants during the call.

About Superior Industries

Superior is one of the world’s leading aluminum wheel suppliers. Superior’s team collaborates with customers to design, engineer, and manufacture a wide variety of innovative and high-quality products utilizing the latest light weighting and finishing technologies. Superior serves the European aftermarket with the brands ATS®, RIAL®, ALUTEC®, and ANZIO®. Headquartered in Southfield, Michigan, Superior is listed on the New York Stock Exchange. For more information, please visit www.supind.com.

Non-GAAP Financial Measures

In addition to the results reported in accordance with GAAP included throughout this earnings release, this release refers to the following non-GAAP measures:

“Adjusted EBITDA,” defined as earnings before interest income and expense, income taxes, depreciation, amortization, restructuring charges and other closure costs and impairments of long-lived assets and investments, changes in fair value of embedded debt derivative liability, acquisition and integration, certain hiring and separation related costs, proxy contest fees, gains and losses associated with early debt extinguishment and accounts receivable factoring fees. “Adjusted EBITDA Margin” defined as Adjusted EBITDA as a percentage of Value-Added Sales. “Value-Added Sales,” defined as Net Sales less the value of aluminum outsourced service provider costs that are included in Net Sales. “Value-Added Sales Adjusted for FX," which is also referred to as “Value-Added Sales Adjusted for Foreign Exchange,” defined as Value-Added Sales adjusted for the impact of foreign exchange translation. “Value-Added Sales Adjusted for FX and Deconsolidation,” which is also referred to as “Value-Added Sales Adjusted for Foreign Exchange and Deconsolidation,” defined as Value-Added Sales adjusted for the impact of foreign exchange translation and the impact of deconsolidating SPG. “Content per Wheel,” defined as Value-Added Sales Adjusted for Foreign Exchange on a per unit (wheel) shipment basis. “Free Cash Flow,” defined as Cash Flow Provided by Operating Activities less Cash used in Investing Activities less non-debt components of financing activities. “Unlevered Free Cash Flow,” defined as Cash Flow Provided by Operating Activities less Capital Expenditures plus Cash Interest Paid, net of Interest

Income and Debt Refinancing Fees. “Net Debt,” defined as total debt excluding debt issuance costs less cash and cash equivalents.

For reconciliations of these Non-GAAP measures to the most directly comparable GAAP measure, see the attached supplemental data pages. Management believes these Non-GAAP measures are useful to management and may be useful to investors in their analysis of Superior’s financial position and results of operations. Further, management uses these Non-GAAP financial measures for planning and forecasting purposes. This Non-GAAP financial information is provided as additional information for investors and is not in accordance with or an alternative to GAAP and may be different from similar measures used by other companies.

Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts and can generally be identified by the use of future dates or words such as “assumes,”, “may,” “should,” “could,” “will,” “expects,” “expected,” “seeks to,” “anticipates,” “plans,” “believes,” “estimates,” “foresee,” “intends,” “Outlook,” “guidance,” “predicts,” “projects,” “projecting,” “potential,” “targeting,” “will likely result,” or “continue,” or the negative of such terms and other comparable terminology. These statements also include, but are not limited to, the 2024 Outlook included herein, the increase in the cost of raw materials, labor and energy, supply chain disruptions, material shortages, higher interest rates, and the Russian military invasion of Ukraine (the “Ukraine Conflict”) on our future growth and earnings. These statements include our belief regarding general automotive industry market conditions and growth rates, as well as domestic and international economic conditions. These statements are not guarantees of future performance and involve risks, uncertainties, and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, risks, and uncertainties discussed in Superior's Securities and Exchange Commission filings and reports.

New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect Superior. It should be remembered that the price of the ordinary shares and any income from them can go down as well as up. Superior disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events and/or otherwise, except as may be required by law.

Contact:

Superior Investor Relations

(248) 234-7104

Investor.Relations@supind.com

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
Condensed Consolidated Statements of Income (Loss) (Unaudited)
(Dollars in Millions, Except Per Share Amounts)

	Three Months		Nine Months
	3Q 2024	3Q 2023	YTD 2024	YTD 2023
Net Sales	$321.8	$323.1	$957.0	$1,076.6
Cost of Sales	293.1	297.8	875.6	975.7
Gross Profit	$28.6	$25.3	$81.4	$100.9

SG&A Expenses	23.9	16.9	66.1	53.3
Loss on deconsolidation of subsidiary	-	79.6	-	79.6
Income (Loss) From Operations	$4.7	$(71.2)	$15.3	$(32.0)

Interest Expense, net	(17.9)	(15.7)	(49.6)	(47.1)
Loss on extinguishment of debt	(13.1)	-	(13.1)	-
Other Expense, net	2.3	0.2	2.6	(2.6)
Income (Loss) Before Income Taxes	$(23.9)	$(86.7)	$(44.7)	$(81.7)

Income Tax Provision	(0.9)	0.4	(23.9)	(8.7)
Net Income (Loss)	$(24.8)	$(86.3)	$(68.6)	$(90.4)

Earnings (Loss) Per Share:
Basic	$(1.24)	$(3.42)	$(3.50)	$(4.29)
Diluted	$(1.24)	$(3.42)	$(3.50)	$(4.29)

Weighted Average and Equivalent Shares Outstanding for EPS (in Thousands):
Basic	28,886	28,091	28,625	27,812
Diluted	28,886	28,091	28,625	27,812

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(Dollars in Millions)

	9/30/2024	12/31/2023
Current Assets	$322.6	$459.9
Property, Plant and Equipment, net	355.7	398.6
Intangibles and Other Assets	101.3	131.5
Derivative Financial Instruments	22.0	40.5
Total Assets	$801.7	$1,030.6

Current Liabilities	$219.5	$198.9
Long-Term Liabilities	537.0	668.4
Redeemable Preferred Shares	276.5	248.2
European Non-controlling Redeemable Equity	0.5	0.9
Shareholders’ Equity (Deficit)	(231.8)	(85.9)
Total Liabilities and Shareholders’ Equity (Deficit)	$801.7	$1,030.6

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
Consolidated Statements of Cash Flows (Unaudited)
(Dollars in Millions)

	Three Months		Nine Months
	3Q 2024	3Q 2023	YTD 2024	YTD 2023
Net Income (Loss)	$(24.8)	$(86.3)	$(68.6)	$(90.4)
Depreciation and Amortization	21.7	23.6	65.5	69.9
Income tax, Non-cash Changes	(2.4)	(2.1)	16.3	9.3
Stock-based Compensation	2.0	1.4	6.1	4.4
Amortization of Debt Issuance Costs	1.6	1.2	4.0	3.6
Loss on Deconsolidation of Subsidiary	-	79.6	-	79.6
Loss on Extinguishment of Debt	13.1	-	13.1	-
Other Non-cash Items	(6.1)	(4.7)	(9.0)	(4.7)
Changes in Operating Assets and Liabilities:
Accounts Receivable	(25.8)	(13.1)	(54.4)	(38.0)
Inventories	3.6	(9.6)	(2.7)	(8.2)
Other Assets and Liabilities	8.2	11.9	6.3	12.7
Accounts Payable	5.2	7.7	21.4	(5.1)
Income Taxes	0.4	(0.6)	(5.7)	(12.9)
Net Cash Provided (Used) By Operating Activities	$(3.3)	$8.9	$(7.9)	$20.1

Capital Expenditures	(6.1)	(7.7)	(21.0)	(29.5)
Deconsolidation of Subsidiary Cash	-	(4.4)	-	(4.4)
Net Cash Provided (Used) By Investing Activities	$(6.1)	$(12.2)	$(21.0)	$(33.9)

Proceeds from the Issuance of Long-term Debt	337.3	-	337.3	-
Repayments of Debt	(463.5)	(1.6)	(466.3)	(14.0)
Proceeds from Borrowings on Revolving Credit Facility	28.0	-	28.0	-
Repayments of Borrowings on Revolving Credit Facility	(28.0)	-	(28.0)	-
Cash Dividends Paid	-	(0.1)	(3.4)	(6.8)
Financing Costs Paid and Other	(8.7)	(0.1)	(9.0)	(0.1)
Redemption Premium Paid on Term Loan Repayment	(3.7)	-	(3.7)	-
Payments Related to Tax Withholdings for Stock-Based Compensation	-	-	(1.3)	(3.3)
Finance Lease Payments	(0.2)	-	(0.5)	(0.6)
Net Cash Flow Provided (Used) By Financing Activities	$(138.7)	$(1.8)	$(146.8)	$(24.8)

Effect of Exchange Rate on Cash	0.2	0.4	(1.7)	2.1
Net Change in Cash	$(148.0)	$(4.6)	$(177.3)	$(36.5)

Cash - Beginning	172.3	181.1	201.6	213.0
Cash - Ending	$24.3	$176.5	$24.3	$176.5

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
Earnings Per Share Calculation (Unaudited)
(Dollars and Outstanding Shares in Millions, Except Per Share Amounts)

	Three Months		Nine Months
	3Q 2024	3Q 2023	YTD 2024	YTD 2023

Net Income (Loss) Attributable to Common Shareholders	$(24.8)	$(86.3)	$(68.6)	$(90.4)
Redeemable Preferred Stock Dividends and Accretion	(11.1)	(9.9)	(31.6)	(28.9)
Basic Numerator	$(35.9)	$(96.2)	$(100.2)	$(119.2)

Weighted Avg. Shares Outstanding - Basic	28.9	28.1	28.6	27.8
Dilutive Effect of Common Share Equivalents	-	-	-	-
Weighted Avg. Shares Outstanding - Diluted	28.9	28.1	28.6	27.8

Basic Earnings (Loss) Per Share(1)	$(1.24)	$(3.42)	$(3.50)	$(4.29)
Diluted Earnings (Loss) Per Share(1)	$(1.24)	$(3.42)	$(3.50)	$(4.29)

(1) Basic earnings per share is computed by dividing net income (loss), after deducting preferred dividends and accretion and European non-controlling redeemable equity dividends, by the weighted average number of common shares outstanding. For purposes of calculating diluted earnings per share, the weighted average shares outstanding includes the dilutive effect of outstanding stock options and time and performance based restricted stock units under the treasury stock method. The redeemable preferred shares are not included in the diluted earnings per share because the conversion would be anti-dilutive for the periods ended September 30, 2024 and 2023.

SUPERIOR INDUSTRIES INTERNATIONAL, INC.
Non-GAAP Financial Measures (Unaudited)
(Dollars in Millions and Units in Thousands, Except Per Wheel)

Value-Added Sales, Value-Added Sales Adjusted for Foreign Exchange, and Value-Added Sales Adjusted for Foreign Exchange and Deconsolidation, and Content per Wheel (1)								SPG (2)
	Three Months		Nine Months		Trailing Twelve Months		Twelve Months	Three Months
	3Q 2024	3Q 2023	YTD 2024	YTD 2023	3Q 2024	3Q 2023	YTD 2019	3Q 2023
Net Sales	$321.8	$323.1	$957.0	$1,076.6	$1,265.7	$1,478.7	$1,372.5	$15.3
Less: Aluminum, and Outside Service Provider Costs	(150.7)	(147.1)	(433.5)	(497.7)	(573.5)	(681.8)	(617.2)	(12.6)
Value-Added Sales (1)	$171.0	$176.0	$523.5	$578.9	$692.2	$796.9	$755.3	$2.7
Currency Impact on Current Period Value-Added Sales	(1.0)	-	(1.0)	-	(17.2)	-	(31.9)
Value-Added Sales Adjusted for Foreign Exchange (1)	$170.0	$176.0	$522.5	$578.9	$675.0	$796.9	$723.4
Deconsolidation Impact	-	(2.7)	-	(32.3)
Value-Added Sales Adjusted for Foreign Exchange and Deconsolidation (1)	$170.0	$173.3	$522.5	$546.6

Wheels Shipped	3,381	3,428	10,473	11,067	13,968	14,794	19,246
Content per Wheel (1) (3)	$50.29	$51.34	$49.89	$52.31	$48.33	$53.87	$37.59

					SPG (2)
Adjusted EBITDA (1)	Three Months		Nine Months		Three Months
	3Q 2024	3Q 2023	YTD 2024	YTD 2023	3Q 2023
Net Income (Loss)	$(24.8)	$(86.3)	$(68.6)	$(90.4)	$(9.7)
Adjusting Items:
- Interest Expense, net	17.9	15.7	49.6	47.1	0.4
- Income Tax Provision (Benefit)	0.9	-0.4	23.9	8.7	0.9
- Depreciation	16.8	18.7	50.9	55.3	1.3
- Amortization	4.9	4.9	14.7	14.6	-
- Factoring Fees	1.9	0.8	4.2	2.8	-
- Loss on Extinguishment of Debt and Other Refinancing Costs	17.3	0	18.8	0	-
- Loss on Deconsolidation of Subsidiary	-	79.6	-	79.6	-
- Restructuring and Restructuring Related Costs	6.2	5.6	18.5	18.4	-
- Change in Fair Value of Embedded Debt Derivative Liability	(0.3)	-	(0.3)	-	-
	$65.6	$124.9	$180.3	$226.5	$2.6
Adjusted EBITDA (1)	$40.8	$38.6	$111.6	$136.1	$(7.0)

(1) Value-Added Sales, Value Added Sales Adjusted for Foreign Exchange, and Adjusted EBITDA are non-GAAP financial measures; see page 4 for definitions.
(2) Amounts relate to SPG stand-alone operating results for the three months ended September 30, 2023.
(3) Content per wheel is stated in currency rates prevailing in the corresponding periods of 2023.

Free Cash Flow (1)	Three Months		Nine Months
	3Q 2024	3Q 2023	YTD 2024	YTD 2023
Net Cash Provided (Used) By Operating Activities	$(3.3)	$8.9	$(7.9)	$20.1
Net Cash Provided (Used) By Investing Activities	(6.1)	(12.2)	(21.0)	(33.9)
Cash Payments for Non-debt Financing Activities	-	(0.1)	(4.7)	(10.1)
Free Cash Flow (1)	$(9.4)	$(3.4)	$(33.6)	$(23.9)

Unlevered Free Cash Flow (1)	Three Months		Nine Months
	3Q 2024	3Q 2023	YTD 2024	YTD 2023
Net Cash Provided (Used) By Operating Activities	$(3.3)	$8.9	$(7.9)	$20.1
Capital Expenditures	(6.1)	(7.7)	(21.0)	(29.5)
Refinancing Costs	4.2	-	5.7	-
Cash Interest Paid, Net of Interest Income	14.0	11.1	42.6	39.3
Unlevered Free Cash Flow (1)	$8.8	$12.3	$19.4	$29.9

Net Debt (1) (2)	9/30/2024	9/30/2023
Long Term Debt (Less Current Portion)	$515.2	$623.1
Short Term Debt	5.8	6.7
Total Debt	521.0	629.8
Less: Cash and Cash Equivalents	(24.3)	(176.5)
Net Debt (1)	496.7	453.3

(1) Net Debt, Free Cash Flow, and Unlevered Free Cash Flow are non-GAAP financial measures; see page 4 for definitions.
(2) Excluding Debt Issuance Cost